SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2015

ITEX Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-18275	93-0922994
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

3326 160th Avenue SE, Suite 100, Bellevue, WA	98008
(Address of principal executive offices)	(Zip code)

Registrant’s telephone, including area code (425) 463-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At our Annual Meeting of Stockholders held on May 15, 2015, the stockholders of ITEX Corporation voted as follows on the matters presented for a vote.

1.	The nominees for election to the Board of Directors were elected to hold office until the next annual meeting of stockholders or until their successors have been elected and qualified, based upon the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Eric Best	1,426,007	22,486	1,103,125
Kevin Callan	1,425,507	22,986	1,103,125
Timothy Morones	1,426,007	22,486	1,103,125
John A. Wade	1,425,407	23,086	1,103,125
Steven White	1,425,407	23,086	1,103,125

2.	The proposal to ratify the selection of EKS&H as our independent registered public accounting firm for the fiscal year ending July 31, 2015, was approved based on the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
2,545,486	6,132	0	--

Item 8.01	Other Events

On May 15, 2015, the Board of Directors of ITEX Corporation declared a cash dividend of $0.05 per share payable on June 19, 2015, to stockholders of record as of the close of business on June 09, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEX Corporation (Registrant)

Date: May 15, 2015
	By:	/s/ Steven White
Steven White Chief Executive Officer

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